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                                  EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this registration statement on Form S-3 (File No. 33_____) of our reports dated December 16, 1998 on our audits of the consolidated financial statements and financial statement schedule of Zitel Corporation. We also consent to the reference to our firm under the caption "Experts."


                                            PricewaterhouseCoopers LLP

San Jose, California
March 4, 1999